SCHEDULE 14A
                            (Rule 14a-101)
                INFORMATION REQUIRED IN PROXY STATEMENT
                       SCHEDULE 14A INFORMATION
      Proxy Statement Pursuant to Section 14(a) of the Securities
                         Exchange Act of 1934


Filed by the Registrant  [X]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[   ]   Preliminary Proxy Statement         [   ] Confidential, for Use of the
[   ]   Definitive Proxy Statement                Commission Only (as Permitted
[ X ]   Definitive Additional Materials           by Rule 14a-6(e)(2))
[   ]   Soliciting Material Pursuant to
        240.14a-11(c) or 240.14a-12


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                              SPX Corporation
           (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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Payment of Filing Fee (Check the appropriate box):

[X]   No fee required
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11:

      1)    Title of each class of securities to which transaction applies:

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      2)    Aggregate number of securities to which transaction applies:

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      3)    Per unit price or other  underlying  transaction  computed pursuant to Exchange Act Rule 0-11:

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      4)    Proposed maximum aggregate value of transaction:

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      5)    Total fee paid:

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[   ] Fee paid previously with preliminary materials.
[   ] Check  box if any part of the fee is  offset  as  provided  by
      Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing:

      1)    Amount Previously Paid:

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      2)    Form, Schedule or Registration Statement No.:

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      3)    Filing Party:

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      4)    Date Filed:

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                                             -------------
                                                  SPX           CORPORATION
                                             -------------
                                                            SPX Corporation
                                                    700 Terrace Point Drive
                                                              P.O. Box 3301
                                               Muskegon, MI  49443-3301 USA
                                                         Phone 616-724-5000
                                                           Fax 606-724-5720
May 9, 1998


Dear SPX Shareholder:

     The proxy materials that you received from SPX Corporation in connection with its May 20, 1998, Annual Meeting contain a number of proposals for consideration by the shareholders of SPX. One of those is a proposal that the corporation issue shares in connection with its exchange offer to acquire Echlin Inc. (Item #2 on your proxy card).

     As you probably know by now, SPX announced on Wednesday, May 6, that it was withdrawing its exchange offer for Echlin, because it was not in the best interests of SPX shareholders to compete with the terms of Dana's merger agreement with Echlin. Therefore, Item #2 is being withdrawn from consideration and there will be no need to vote on this item.

     Your Board of Directors still recommends that shareholders vote FOR the remaining items listed on the proxy card, including the proposal that the SPX certificate of incorporation be amended to increase the number of authorized shares of common stock from 50 million to 100 million shares. In particular, your support of this proposal will afford management the flexibility to seek other opportunities, which are in the shareholders' best interests. Institutional Shareholder Services, a leading shareholder research firm, has recommended a vote for this proposal. Please understand that your vote is crucial given that any amendment to SPX's certificate of incorporation requires approval of a majority of SPX's outstanding shares. Please sign, date and return your white proxy card promptly.

     Thank you for your consideration and we look forward to seeing you on May 20.

Sincerely,

SPX CORPORATION

/s/ Christopher J. Kearney
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Christopher J. Kearney
Vice President, Secretary
and General Counsel

     If you have any questions or require additional information, please contact:

Kissel Blake, Inc.                  Charles A. Bowman
Proxy Solicitor                     SPX Corporation
(800) 554-7733                      Phone:  (616) 724-5194
                                    E-mail: investor@spx.com